Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-178274) and Form S-1 (No. 333-193167) of Issuer Direct Corporation and Subsidiaries (the “Company”) of our report dated March 6, 2014, relating to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K, for the years ended December 31, 2013 and 2012, filed on March 6, 2014.

/s/ CHERRY BEKAERT LLP

Raleigh, North Carolina
March 6, 2014